                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lucent Technologies Inc. of our report dated July 23, 1999 (except Note 10 which is dated as of August 9, 1999) relating to the consolidated financial statements and financial statement schedule appearing in International Network Services' Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
September 14, 1999